CUSIP No. M40868107           13D
--------------------------------------------------------------------------------



                                                                      Exhibit 35

                                                                   June 23, 1999

To the Board of Directors
of ESC Medical Systems Ltd.

Gentlemen:

     Effective upon your adoption of the resolutions attached hereto as Annex A, we hereby agree on behalf of ourselves and our affiliates that immediately following the certification of the vote by CT Corporation of the combined extraordinary and annual general meeting, we will support and take all necessary actions within our power to effect the prompt election to the Board of the directors on the reconstituted Board (the "Reconstituted Board"), as contemplated by the attached resolutions, who were not elected at such meeting, it being understood that there will be no obligation to thereafter continue to support such nominations by Messrs. Genger, Gottstein or the current Board.

     We and our affiliates agree to waive any claims we or our affiliates may have against any existing directors with respect to the proxy contests. As of today we are not aware of any other claims we have against the current Board of Directors.

     We further agree to jointly issue the press release attached hereto as Annex B.

     Our agreements are expressly conditioned on the resignation of Shimon Eckhouse as President and Chief Executive Officer of the Company and Karen Sarid and Hillel Bachrach as directors pursuant to executed resignation letters attached hereto as Annex C and the receipt of the certification as to the adoption of the resolutions from Gene Kleinhendler, counsel to the Company.

     We and our affiliates will vote all shares controlled by us and our affiliates in favor of a shareholder resolution for indemnification of current directors for certain litigation, as specified in Annex D hereto.

     We agree not to challenge the proxies of ESC and authorize CT Corporation to certify the vote on all three matters and the adjournment resolution presented at the June 23, 1999 meeting.

CUSIP No. M40868107           13D
--------------------------------------------------------------------------------


     This agreement will expire if the resolutions as attached as Annex A are not adopted by the Board by 11:59 p.m., New York City time, on June 23, 1999.

Sincerely,

      /s/ Arie Genger                           /s/ Barnard J. Gottstein
      On behalf of himself                      On behalf of himself
      and his affiliates, all as                and his affiliates, all as
      identified in his Schedule 13Ds           identified in his Schedule 13Ds
      filed with the Securities and             filed with the Securities and
      Exchange Commission                       Exchange Commission

CUSIP No. M40868107           13D
--------------------------------------------------------------------------------


                                                                   June 23, 1999



As counsel to ESC Medical Systems Ltd., I hereby agree that the resolutions attached as Annex A have been validly adopted by the Board of Directors on this date and are in full force and effect.



                                                         /s/ Gene Kleinhendler
                                                         -----------------------
                                                         Gene Kleinhendler

CUSIP No. M40868107           13D
--------------------------------------------------------------------------------


                                                                         ANNEX A

RESOLVED, that all costs and expenses of Messrs. Arie Genger and Barnard J. Gottstein and their affiliates in connection with the election contest shall be reimbursed by the Company promptly on submission of invoices therefor, subject to refund when such reimbursement is submitted to shareholders and not approved by such shareholders at a meeting noticed for such purpose; [to be adopted by both audit committee and Board of Directors]

FURTHER RESOLVED, that the Company and its directors and officers and their affiliates shall not challenge the proxies of Genger and Gottstein at the shareholders meeting held on June 23, 1999, and hereby authorizes and instructs CT Corporation to certify as expeditiously as possible the vote on the three proposals presented at the meeting and on the adjournment motion;

FURTHER RESOLVED, that the Board hereby accepts the resignation of Karen Sarid and Hillel Bachrach as directors of the Company;

FURTHER RESOLVED, that the Board hereby accepts the resignation of Shimon Eckhouse as President and Chief Executive Officer of the Company, recognizing that he will remain as Chairman of the Board and acting Chief Executive Officer until further action by the Board;

FURTHER RESOLVED, that all litigation pending against Messrs. Genger and Gottstein and their affiliates, including the litigation pending in Federal District Court regarding Schedule 13D violations, shall be dismissed with prejudice, in the form attached to the resolutions;

FURTHER RESOLVED, that the following persons are hereby appointed to the Board of Directors, in addition to the six remaining directors (collectively, the "Reconstituted Board"), effective immediately;

                  Aharon Dovrat
                  Philip Friedman
                  Darrell S. Rigel, M.D.
                  S.A. Spencer
                  Mark Tabak
                  Professor Zehev Tadmor

FURTHER RESOLVED, that immediately following the certification by CT Corporation of the vote at the meeting convened on June 23, 1999, the current Board will take all necessary actions to support the election of the individuals constituting the reconstituted Board it being understood that there will be no obligation to thereafter continue to support such nominations by Messrs.
Genger, Gottstein or the current Board; and

FURTHER RESOLVED, that the attached joint press release is approved.

CUSIP No. M40868107           13D
--------------------------------------------------------------------------------



UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  x
ESC MEDICAL SYSTEMS, LTD.
                                                                         :
                                    Plaintiff,
                                                                         :
                  -against-
                                                                         :
ARIE GENGER, BARNARD J. GOTTSTEIN,
THOMAS G. HARDY, TPR INVESTMENTS                                         :
ASSOCIATES, INC., TRANS-RESOURCES,
INC., HAIFA CHEMICALS LTD., HAIFA                                        :
CHEMICALS HOLDINGS, INC., and
BARNARD J. GOTTSTEIN REVOCABLE                                           :
TRUST,
                                                                         :
                                    Defendants.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  x



No. 99 CV 2984 (KMW)

STIPULATION & ORDER OF
DISMISSAL WITH PREJUDICE



     It is hereby stipulated and agreed by the undersigned counsel to the parties hereto that this action shall be, and hereby is, dismissed with prejudice, each side to bear its own costs.

Dated:   June   , 1999
         New York, New York

SIMPSON THACHER &                                 SKADDEN, ARPS, SLATE,
   BARTLETT                                         MEAGHER & FLOM LLP

By:_______________________                        By:_______________________
     Paul C. Curnin (PC 7209)                           Samuel Kadet (SK 1856)

425 Lexington Avenue                              919 Third Avenue
New York, New York 10017                          New York, New York 10022
(212) 455-2000                                    (212) 735-3000

Attorneys for Plaintiff                     Attorneys for Defendants

SO ORDERED:

--------------------------
         U.S.D.J.

CUSIP No. M40868107           13D
--------------------------------------------------------------------------------


                                                                         ANNEX B

                                                           For Immediate Release

                  ESC MEDICAL SYSTEMS AND GENGER AND GOTTSTEIN
                      REACH COMPROMISE ON BOARD COMPOSITION

New Board to Consist of Nominees from Both Slates

     June 23,  1999,  New York,  New York - ESC Medical  Systems  Ltd.  (Nasdaq:
ESCMF) and Messrs. Arie Genger and Barnard J. Gottstein jointly announced a compromise reached today with respect to the election of directors of ESC which had been contested by Messrs. Genger and Gottstein and was to be decided at the shareholders meeting held today.

     Under the compromise, the six new nominees proposed by the Genger/Gottstein group have joined the Board immediately, plus Mr. Hardy who is already on the Board. In addition, two management directors of the Company, Karen Sarid and Hillel Bachrach, have stepped down. Effective today, the restructured Board consists of twelve directors and both sides have agreed that immediately following the certification of the vote by the inspector of election, the Board will be so reconstructed, regardless of the outcome of the vote.

     In order to facilitate the selection of a new CEO which both sides have previously supported, Shimon Eckhouse, current President, CEO and Chairman of ESC, has relinquished the titles of President and CEO and remains Chairman of the new Board of Directors until further decision of the Board. The new Board will select ESC's new chief executive officer as promptly as possible. In the interim, Dr. Eckhouse has agreed to serve as acting chief executive officer.

     In addition, as part of a compromise, Messrs. Genger and Gottstein have agreed to support at the next shareholders meeting a resolution providing for indemnification of the incumbent directors of ESC, and ESC has agreed to reimburse Messrs. Genger and Gottstein for their expenses in conducting the election contest. Both sides have agreed to dismiss with prejudice all litigation pending against them.

     Dr. Eckhouse stated, "I am very pleased to see this matter resolved. The interest of the Company will best be served by the joint efforts of all of the shareholders. I look forward to returning my focus to our restructuring efforts to enhance ESC's position in the market."

     Messrs. Genger and Gottstein stated "We are gratified that we were able to amicably resolve our differences with the Board of Directors. We, of course, recognize the tremendous contribution made by Shimon Eckhouse and are pleased that he and the current Board are willing to resolve the issues in a constructive manner. We think this compromise will accelerate the Company's ability to focus 100% of its energy to returning the Company to profitability and restoring shareholder value."

[ESC tag line.]

CUSIP No. M40868107           13D
--------------------------------------------------------------------------------


                                                                       ANNEX C-1

                                                                   June 23, 1999




I hereby resign as President and Chief Executive Officer of ESC Medical Systems Ltd. effective immediately, and agree to serve as acting chief executive officer, until further action by the Board.



                                                             /s/ Shimon Eckhouse
                                                            --------------------
                                                            Shimon Eckhouse

CUSIP No. M40868107           13D
--------------------------------------------------------------------------------


                                                                       ANNEX C-2

                                                                   June 23, 1999




I hereby resign as a Director of ESC Medical Systems Ltd. effective immediately.



                                                      /s/ Karen Sarid
                                                      --------------------------
                                                      Karen Sarid

CUSIP No. M40868107           13D
--------------------------------------------------------------------------------


                                                                       ANNEX C-3

                                                                   June 23, 1999




I hereby resign as a Director of ESC Medical Systems Ltd. effective immediately.



                                                      /s/ Hillel Bachrach
                                                      --------------------------
                                                      Hillel Bachrach

CUSIP No. M40868107           13D
--------------------------------------------------------------------------------


                                                                         ANNEX D

RESOLVED to indemnify each of Shimon Eckhouse, Karen Sarid, Kenneth Rind, Hillel Bachrach, Marshall Butler, Halley S. Faust, Dan Suesskind, Thomas Hardy and Benjamin Givli (all together and each separately the "Directors") in respect of the actions consolidated under the caption In Re ESC Medical Systems Ltd. Securities Litigation, Case No. 98 Civ. 7530 (MBM) filed in the United States District Court, Southern District of New York, including the events described in the complaints relating thereto and any amendments thereof (the "Complaint") and any other claims relating thereto for (a) any monetary obligation imposed upon any of them for the benefit of a third party by a judgment, including a settlement agreed to in writing by the Company, or an arbitration decision certified by the court, as a result of an act or omission of any of their capacity as a director or an office holder of the Company, and (b) reasonable litigation expenses, including legal fees, incurred by any of the Directors or which he/she is obligated to pay by a court order, in a proceeding brought against him/her by or on behalf of the Company or by others, in each case relating to acts or omissions of any of the Directors in his/her capacity as a director or an office holder of the Company relating to the events described in the Complaint and any claims relating thereto. Said indemnification shall be limited to any amounts not covered by the officer's and director's liability insurance policy for him/her which is currently in effect.

RESOLVED that in the event that any of Shimon Eckhouse,  Hillel Bachrach, Halley
S. Faust, Thomas Hardy, Karen Sarid, Kenneth Rind, Marshall Butler and Dan Suesskind (all together the "Directors" and each separately a "Director") of the Company becomes involved, in their capacity as an officer or a director, in any claim, suit, action, proceeding, investigation or inquiry with respect to the filing with the U.S. Securities and Exchange Commission of Schedule 13D, and any amendment thereto by Messrs. Arie Genger and/or Mr. Barnard Gottstein, the Company shall indemnify and reimburse any such Director for his/her legal and other expenses, to the fullest extent permitted by the Companies Ordinance [New Version], 1983-5743 and/or the Companies Law, 1999-5759, as the case may be, as such expenses incurred by such director in connection therewith. Said indemnification shall be limited to any amounts not covered by the officer's and director's liability insurance policy for him/her which is currently in effect.

CUSIP No. M40868107           13D
--------------------------------------------------------------------------------


                                                                   June 23, 1999


We, the undersigned, do hereby agree to vote all shares controlled by us or our affiliates for their reimbursement of the expenses incurred by Messrs. Genger and Gottstein and reimburse by the Company pursuant to the Board resolution adopted on June 23, 1999.


                                                 /s/ Dr. Shimon Eckhouse
                                                 -------------------------------
                                                 Dr. Shimon Eckhouse


                                                  /s/ Karen Sarid
                                                 -------------------------------
                                                 Karen Sarid


                                                  /s/ Hillel Bachrach
                                                 -------------------------------
                                                 Hillel Bachrach


                                                 -------------------------------
                                                 Dan Suesskind


                                                 -------------------------------
                                                 Marshall Butler


                                                 -------------------------------
                                                 Halley S. Faust


                                                 -------------------------------
                                                 Kenneth Rind